Allianz Life Insurance Company of North America                   [Allianz Logo]


Stewart Gregg, FSA, MAAA
Assistant Vice President & Senior Counsel
Legal

5701 Golden Hills Drive
Minneapolis, MN  55416-1297

Telephone: 763/765 2913
Telefax: 763/765 6355
www.allianzlife.com

August 29, 2002

Board  of  Directors
Allianz  Life  Insurance  Company  of  North  America
5701 Golden Hills Drive
Minneapolis,  MN  55416-1297

RE:   Opinion  and Consent of Counsel
      Allianz Life Variable Account B

Dear  Sir  or  Madam:

You have requested my Opinion of Counsel in connection with the filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of Post-Effective Amendment No. 22 to the Registration Statement No. 333-06709 on Form N-4 for the Individual Flexible Payment Variable Annuity Contract to be issued by Allianz Life Insurance Company of North America and its separate account, Allianz Life Variable Account B File No. 333-06709.

I am  of  the  following  opinions:

     1. Allianz Life Variable Account B is a unit investment trust as that term is defined in Section 4(2) of the Investment Company Act of 1940 (the Act), and is currently registered with the Securities and Exchange Commission, pursuant to
Section 8(a) of the Act.

     2. Upon the acceptance of purchase payments made by a Contract Owner pursuant to a Contract issued in accordance with the Prospectus contained in the Registration Statement and upon compliance with applicable law, such a Contract Owner will have a legally-issued, fully-paid, non-assessable contractual interest under such Contract.

You may use this opinion letter, or copy hereof, as an exhibit to the Registration Statement.

I consent to the reference under the caption "Legal Opinions" contained in the Statement of Additional Information which forms a part of the Registration Statement.

                            Sincerely,

                            Allianz Life Insurance Company of North America

                              By: /s/ STEWART GREGG
                                  ------------------------
                                  Stewart Gregg